Securities Purchased Pursuant to Rule 10F3
Morgan Grenfell Fixed Income Fund for Fourth Quarter 1999
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				Security Purchased			Comparison Security		Comparison Security

Issuer			Air 2 US					Continental Airlines		American Airlines

Underwriters		CS First Boston, Morgan Stanley 	CS First Boston, Morgan 	CS First Boston, Morgan
				Dean Witter, Blaylock & Partners, 	Stanley Dean Witter, Chase 	Stanley Dean Witter,  Chase
				Chase Securities, DB Securities, 	Securities, Goldman, Salomon 	Securities, Goldman,Merrill
				Goldman, JP Morgan, Salomon Smith 	Smith Barney			Lynch, Salomon Smith Barney
				Barney, Warburg Dillon Read,
				Williams Capital Group, Inc.

Years of continuous
operation, including
predecessors		> 3 years					> 3 years				> 3 years

Security 			AIRBUS  8.027%, 10/1/20			CAI 6.545%, 2/2/19		AMR 7.024%, 10/15/09

Is the affiliate a
manager or co-manager
of offering?		co-manager					no					no

Name of underwriter or
dealer from which
purchased			Salomon					n/a					n/a

Firm commitment
underwriting?		private placement				yes					yes

Trade date/Date of
Offering			10/28/1999					1/21/1999				9/23/1999

Total dollar amount
of offering sold to
QIBs				$1,276,000,000 				$-   	 				$-

Total dollar amount of
any concurrent public
offering			$638,000,000 				$541,746,000 			$316,969,000

Total				$1,914,000,000 				$541,746,000 			$316,969,000

Public offering price	100.00 					100.00				100.00

Price paid if other
than public offering
price	 			same 						n/a					n/a

Underwriting spread or
commission			0.74%						0.55%					0.25%

Rating			Aa2/AA					Aa3/AA+				Aa1/AAA

Current yield		8.03%						7.27%					7.21%

Total par value
purchased			$18,355,000.00 				n/a					n/a

$ amount of purchase	$18,355,000.00 				n/a					n/a

% of offering purchased
by fund			0.96%						n/a					n/a

% of offering purchased
by associated funds	0.00%						n/a					n/a

Total (must be less
than 25%)			0.96%						n/a					n/a

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